Exhibit 10.23

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

dated as of July 3, 2014,

among

CITIBANK, N.A.,

as ABL Agent,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Cash Flow Agent,

Each ADDITIONAL PARI CASH FLOW DEBT AGENT from time to time party hereto,

GATES GLOBAL LLC,

as the Borrower,

OMAHA HOLDINGS LLC,

as Holdings,

and

the other Grantors from time to time party hereto

ABL INTERCREDITOR AGREEMENT, dated as of July 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among CITIBANK, N.A., as agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original ABL Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Cash Flow Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Cash Flow Agent”), GATES GLOBAL LLC, a Delaware limited liability company (the “Borrower”), and OMAHA HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and each of the Subsidiaries of the Borrower listed on the signature pages hereto (the “Subsidiary Grantors” and together with the Borrower and Holdings, the “Initial Grantors”).

Reference is made to (a) the ABL Credit Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) and (b) the Cash Flow Agreement.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Agent (for itself and on behalf of the ABL Secured Parties), the Cash Flow Agent (for itself and on behalf of the Cash Flow Secured Parties) and each Additional Pari Cash Flow Debt Agent (on behalf of the Additional Pari Cash Flow Debt Secured Parties of the applicable Series), if any, and the Grantors agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein or in any Annex or Exhibit of this Agreement shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means the Original ABL Agent, and, from and after the date of execution and delivery of an ABL Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the ABL Debt Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“ABL Cash Management Agreement” means a “Cash Management Agreement” under (and as defined in) the ABL Credit Agreement (or any similar term of any ABL Substitute Facility).

“ABL Credit Agreement” means the credit agreement, dated as of the date hereof, among the Borrower, the Canadian Borrower, the other Grantors party thereto from time to time, the ABL Agent, the lenders party thereto from time to time and the other agents named therein, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any ABL Substitute Facility.

“ABL Debt Documents” means the ABL Credit Agreement, the ABL Security Documents, the other “Loan Documents” (as defined in the ABL Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any ABL Substitute Facility.

“ABL Debt Obligations” means the “Secured Obligations” as defined in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility) from time to time outstanding and, in any event, ABL Debt Obligations shall expressly include any and all interest accruing and fees, costs, expenses and charges incurred after the date of any filing by or against any Grantor of any petition or complaint initiating any Insolvency or Liquidation Proceeding, regardless of whether any ABL Secured Party’s claim therefor is enforceable, allowable or allowed as a claim in the Insolvency or Liquidation Proceeding commenced by the filing of such petition or complaint.

“ABL Facility Collateral” means all assets and properties subject to Liens created by the ABL Security Documents to secure the ABL Debt Obligations. For the avoidance of doubt, Non-U.S. ABL Facility Collateral shall not constitute ABL Facility Collateral under this Agreement.

“ABL Lender” means a “Lender” under (and as defined in) the ABL Credit Agreement (or under any ABL Substitute Facility).

“ABL Liens” means Liens on the ABL Facility Collateral created under the ABL Security Documents to secure the ABL Debt Obligations (including Liens on such ABL Facility Collateral under the security documents associated with any ABL Substitute Facility).

“ABL Priority Collateral” means all present and future right, title and interest of the Grantors in and to the following types of ABL Facility Collateral, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a) all accounts;

(b) all inventory and documents relating to inventory;

(c) all contract rights under agreements relating to the foregoing;

(d) all deposit accounts, commodity accounts, securities accounts (other than in each case the Collateral Proceeds Account), including all money and certificated securities, uncertificated securities (other than Capital Stock), securities entitlements and investment property credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account), and all cash and cash equivalents (in each case, subject to Section 2.15, other than any identifiable Proceeds of the Cash Flow Priority Collateral);

(e) all instruments, chattel paper and general intangibles evidencing, governing or otherwise pertaining to any of the foregoing (other than any Capital Stock and Intellectual Property (other than any Intellectual Property affixed to any inventory));

(f) all books and records, supporting obligations, documents and related letters of credit, letter-of-credit rights, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(g) all substitutions, replacements, accessions, products and proceeds (including, without limitation, business interruption insurance proceeds) of all or any of the foregoing.

“ABL Secured Parties” means, at any time, the “Secured Parties” as defined in the ABL Security Documents (or any similar term of any ABL Substitute Facility).

“ABL Security Documents” means each agreement listed in part A of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties (other than, for the avoidance of doubt, any Non-U.S. ABL Collateral) of any Grantor to secure any ABL Debt Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any ABL Substitute Facility).

“ABL Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied and the proceeds or commitments of which are used, among other things, to Replace the ABL Credit Agreement then in existence; provided that any ABL Lien securing such ABL Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“ABL Treasury Services Obligations” means all Cash Management Obligations (as defined in the ABL Credit Agreement) in respect of ABL Cash Management Agreements.

“Account Agreement” means any blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among any Pari Cash Flow Debt Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Additional Pari Cash Flow Debt” means any secured debt ranking equal in right of security with respect to the Collateral securing Cash Flow Debt issued pursuant to an Additional Pari Cash Flow Debt Facility and permitted under the ABL Credit Agreement and the Cash Flow Agreement.

“Additional Pari Cash Flow Debt Agent” means, with respect to any Series of Additional Pari Cash Flow Debt Obligations, the person or entity that, pursuant to the Additional Pari Cash Flow Debt Documents relating to such Additional Pari Cash Flow Debt Obligations, holds Liens on the Collateral on behalf of the Additional Pari Cash Flow Debt Secured Parties thereunder.

“Additional Pari Cash Flow Debt Collateral” means, with respect to any Series of Additional Pari Cash Flow Debt Obligations, all assets and properties subject to Liens created by the Additional Pari Cash Flow Debt Security Documents to secure such Additional Pari Cash Flow Debt Obligations.

“Additional Pari Cash Flow Debt Documents” means each Additional Pari Cash Flow Debt Facility and the Additional Pari Cash Flow Debt Security Documents.

“Additional Pari Cash Flow Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 2.10(b) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, Replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the ABL Credit Agreement nor the Cash Flow Agreement shall constitute an Additional Pari Cash Flow Debt Facility at any time.

“Additional Pari Cash Flow Debt Lien” means a Lien granted pursuant to any Additional Pari Cash Flow Debt Security Document to an Additional Pari Cash Flow Debt Agent or Additional Pari Cash Flow Debt Secured Party at any time upon any property of any Grantor that is Collateral to secure a Series of Additional Pari Cash Flow Debt Obligations.

“Additional Pari Cash Flow Debt Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Pari Cash Flow Debt Secured Party under the Additional Pari Cash Flow Debt Documents.

“Additional Pari Cash Flow Debt Secured Parties” means, with respect to any Series of Additional Pari Cash Flow Debt Obligations, at any time, the Additional Pari Cash Flow Debt Agent and the other holders from time to time of Additional Pari Cash Flow Debt Obligations of such Series.

“Additional Pari Cash Flow Debt Security Documents” means the Additional Pari Cash Flow Debt Facility (insofar as the same grants a Lien on any collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional Pari Cash Flow Debt Obligations of the Grantors owed thereunder to any Additional Pari Cash Flow Debt Secured Parties.

“Agreement” has the meaning assigned to that term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereinafter in effect.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, suspension of payments, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Canadian Borrower” means Tomkins Automotive Canada Limited, an Ontario limited company.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Flow Agent” means the Original Cash Flow Agent, and, from and after the date of execution and delivery of a Cash Flow Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Cash Flow Agreement” means the credit agreement, dated as of the date hereof, among the Initial Grantors, the other Grantors party thereto from time to time, and the Cash Flow Agent, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Cash Flow Substitute Facility.

“Cash Flow Collateral” means all assets and properties subject to Liens created by the Pari Cash Flow Debt Security Documents to secure the Pari Cash Flow Debt Obligations.

“Cash Flow Debt” means all “Obligations” as defined in the Cash Flow Agreement (or any similar term of any Cash Flow Substitute Facility). Cash Flow Debt shall expressly include any and all interest accruing and fees, costs, expenses, and charges incurred after the date of any filing by or against any Grantor of any petition or complaint initiating any Insolvency or Liquidation Proceeding, regardless of whether any Cash Flow Secured Party’s claim therefor is enforceable, allowable or allowed as a claim in the Insolvency or Liquidation Proceeding commenced by the filing of such petition or complaint.

“Cash Flow Documents” means the Cash Flow Agreement, the Cash Flow Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Cash Flow Substitute Facility.

“Cash Flow Lender” means a “Lender” under (and as defined in) the Cash Flow Agreement (or any similar term under any Cash Flow Substitute Facility).

“Cash Flow Lien” means a Lien granted by the Cash Flow Security Documents to the Cash Flow Agent at any time upon any property of any other Grantor to secure Cash Flow Debt.

“Cash Flow Priority Collateral” means all present and future right, title and interest of the Grantors, whether now owned or hereafter acquired, existing or arising, and wherever located, in all of the assets and property of any Grantor, whether real, personal or mixed (other than ABL Facility Collateral) included in the Cash Flow Collateral, including, without limitation, all: (a) Capital Stock; (b) equipment; (c) Real Estate Assets; (d) Intellectual Property; (e) all general intangibles and investment property that do not constitute ABL Facility Collateral; (f) documents of title related to equipment; (g) books and records, supporting obligations and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and (h) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds) of any or all of the foregoing.

“Cash Flow Secured Parties” means, at any time, the “Secured Parties” as defined in the Cash Flow Security Documents (or any similar term of any Cash Flow Substitute Facility).

“Cash Flow Security Documents” means each agreement listed in Part B of Exhibit C hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its Subsidiaries to secure any Cash Flow Debt (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Cash Flow Substitute Facility).

“Cash Flow Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied, the proceeds of which are used to, among other things, Replace the Cash Flow Agreement. For the avoidance of doubt, no Cash Flow Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Cash Flow Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Cash Flow Debt are subject to under this Agreement.

“Cash Flow Treasury Services Agreement” has the meaning assigned to the term “Treasury Services Agreement” in the Cash Flow Credit Agreement (or any similar term of any Cash Flow Substitute Facility).

“Cash Flow Treasury Services Obligations” means all Obligations in respect of Term Treasury Services Agreements.

“Closing Date” shall have the meaning assigned to such term in the preamble hereof.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the ABL Facility Collateral and the Pari Cash Flow Debt Collateral. For the avoidance of doubt, Non-U.S. ABL Facility Collateral shall not constitute Collateral under this Agreement.

“Collateral Proceeds Account” means one or more deposit accounts or securities accounts established or maintained by any Grantor or a Pari Cash Flow Debt Agent or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Cash Flow Priority Collateral that are required to be held in trust in such account or accounts pursuant to the terms of any Pari Cash Flow Debt Document.

“Controlling Cash Flow Debt Agent” means (i) for so long as there is only one Series of Pari Cash Flow Debt, the Pari Cash Flow Debt Agent for such Series and (ii) at any time when there is more than one Series of Pari Cash Flow Debt, the “Applicable Collateral Agent,” as such term is defined in the First Lien Intercreditor Agreement (as such term is defined in the Cash Flow Agreement) as designated by such Pari Cash Flow Debt Agent in a notice to the ABL Agent. As of the date hereof, the Original Cash Flow Agent is the Controlling Cash Flow Debt Agent.

“Deposit Accounts” has the meaning assigned to that term in Section 3.02(a).

“DIP Financing” has the meaning assigned to that term in Section 2.06(b).

“DIP Financing Liens” has the meaning assigned to that term in Section 2.06(b).

“DIP Lenders” has the meaning assigned to that term in Section 2.06(b).

“Discharge of Senior Secured Debt Obligations” means, with respect to any particular Senior Secured Obligations, the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit (or, in the case of ABL Treasury Services Obligations, Cash Flow Treasury Services Obligations, Secured ABL Hedge Obligations and Secured Cash Flow Hedge Obligations or similar Senior Secured Obligations, termination of arrangements giving rise to such debt) that would constitute such Senior Secured Obligations;

(b) payment in full in cash of the principal of, interest and premium (if any) on, fees and other charges comprising such Senior Secured Obligations (other than any undrawn letters of credit) (including, in any event, all such interest, fees, expenses, and other charges (including all such interest, fees, expenses, and other charges incurred or accruing following the commencement of any Insolvency or Liquidation Proceeding, regardless of whether any portion of such interest, fees and other charges are enforceable, allowed or allowable in any Insolvency or Liquidation Proceeding under the Bankruptcy Code or otherwise);

(c) discharge or cash collateralization (at the lower of (i) 103% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Senior Documents) of all outstanding letters of credit constituting such Senior Secured Obligations; and

(d) payment in full in cash of all other such Senior Secured Obligations that are outstanding and unpaid at the time the principal of and interest and premium on all such Senior Secured Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnification, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); provided that the Discharge of Senior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by Section 2.10(a).

“Enforcement Notice” means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either the ABL Agent or any Pari Cash Flow Debt Agent to the other specifying the relevant Event of Default.

“Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement, the Cash Flow Agreement or any Additional Pari Cash Flow Debt Document, as the context may require.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not organized under the laws of the United States, any state thereof or the District of Columbia.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Initial Grantors and each other direct or indirect Subsidiary of the Borrower that shall have granted any Lien in favor of the ABL Agent or any Pari Cash Flow Debt Agent on any of its assets or properties (other than, for the avoidance of doubt, any Non-U.S. ABL Facility Collateral) to secure both (i) the ABL Debt Obligations and (ii) any Pari Cash Flow Debt Obligations.

“Holdings” has the meaning assigned to that term in the preamble hereto.

“Initial Grantors” has the meaning assigned to such term in the preamble hereto.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or, against any Grantor under the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, in each case to the extent not permitted under the Senior Documents;

(c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any of its assets; or

(d) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement dated as of July 3, 2014 among the Original Cash Flow Agent and the Initial Grantors.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Junior Documents” means (a) in respect of the Cash Flow Priority Collateral, the ABL Debt Documents and (b) in respect of the ABL Priority Collateral, the Pari Cash Flow Debt Documents.

“Junior Liens” means (a) in respect of the ABL Priority Collateral, the Pari Cash Flow Debt Liens on such Collateral, and (b) in respect of the Cash Flow Priority Collateral, the ABL Liens on such Collateral.

“Junior Representative” means (a) with respect to the Cash Flow Priority Collateral, the ABL Agent and (b) with respect to the ABL Priority Collateral, each Pari Cash Flow Debt Agent.

“Junior Secured Obligations” means (a) with respect to the Pari Cash Flow Debt Obligations (to the extent such Obligations are secured, or intended to be secured, by the Cash Flow Priority Collateral), the ABL Debt Obligations and (b) with respect to ABL Debt Obligations (to the extent such Obligations are secured, or intended to be secured, by the ABL Priority Collateral), the Pari Cash Flow Debt Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which any Junior Representative (on behalf of itself and the applicable Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) with respect to the Cash Flow Priority Collateral, the ABL Secured Parties, and (b) with respect to the ABL Priority Collateral, the Pari Cash Flow Debt Secured Parties.

“Junior Secured Obligations Security Documents” means (a) with respect to the ABL Priority Collateral, the Pari Cash Flow Debt Security Documents, and (b) with respect to the Cash Flow Priority Collateral, the ABL Security Documents.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge, trust (deemed or statutory) or security interest in, on or of such asset, whether or not filed, recorded or otherwise perfected under applicable law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease be deemed to be a Lien.

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-U.S. ABL Facility Collateral” means (a) any assets of the Canadian Borrower and any other Foreign Subsidiary of Holdings that are pledged (or purported to be pledged) as collateral to secure the ABL Debt Obligations of the Canadian Borrower or such Foreign Subsidiary and (b) any Capital Stock constituting more than 65% of the voting Capital Stock of the Canadian Borrower or any other Foreign Subsidiary that are pledged (or purported to be pledged) to secure the ABL Debt Obligations of the Canadian Borrower or any other Foreign Subsidiary.

“Obligations” means, with respect to any Secured Parties, any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, fees, expenses, and other charges accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees, expenses, and other charges are not enforceable, allowable or allowed as a claim in such proceeding) under the Secured Documents of such Secured Party.

“Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Grantor. Any document delivered hereunder that is signed by an Officer of a Grantor shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Grantor and such Officer shall be conclusively presumed to have acted on behalf of such Grantor.

“Officer’s Certificate” means a certificate signed on behalf of applicable Grantor by an Officer of such Grantor, who must be the chief executive officer, the chief financial officer, the treasurer or the principal accounting officer of such Grantor.

“Original ABL Agent” has the meaning assigned to that term in the preamble hereto.

“Original Cash Flow Agent” has the meaning assigned to that term in the preamble hereto.

“Pari Cash Flow Debt” means the Cash Flow Debt and any Additional Pari Cash Flow Debt.

“Pari Cash Flow Debt Agents” means the Cash Flow Agent and each Additional Pari Cash Flow Debt Agent.

“Pari Cash Flow Debt Collateral” means the Cash Flow Collateral and any Additional Pari Cash Flow Debt Collateral.

“Pari Cash Flow Debt Documents” means the Cash Flow Documents and any Additional Pari Cash Flow Debt Documents.

“Pari Cash Flow Debt Facility” means the Facilities (as defined in the Cash Flow Agreement) and any Additional Pari Cash Flow Debt Facility.

“Pari Cash Flow Debt Lien” means each Cash Flow Lien and each Additional Pari Cash Flow Debt Lien.

“Pari Cash Flow Debt Obligations” means the Cash Flow Debt and any Additional Pari Cash Flow Debt Obligations.

“Pari Cash Flow Debt Secured Parties” means the Cash Flow Secured Parties and any Additional Pari Cash Flow Debt Secured Parties.

“Pari Cash Flow Debt Security Documents” means the Cash Flow Security Documents and the Additional Pari Cash Flow Debt Security Documents.

“Permitted Subordination” has the meaning assigned thereto in Section 2.01(d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by any Grantor in any real property constituting Collateral.

“Recovery” has the meaning assigned to that term in Section 2.07.

“Replaces” means, (a) in respect of any agreement with reference to the ABL Credit Agreement or the ABL Debt Obligations or any ABL Substitute Facility, that such agreement refinances, replaces, exchanges or refunds the ABL Credit Agreement or such ABL Substitute Facility in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated; and (b) in respect of any indebtedness with reference to the Pari Cash Flow Debt Documents or the Pari Cash Flow Debt Facility, that such indebtedness refinances, replaces, exchanges or refunds the Pari Cash Flow Debt Documents or such Pari Cash Flow Debt Facility (i) in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated, or, (ii) to the extent permitted by the terms of the Pari Cash Flow Debt Documents or such Pari Cash Flow Debt Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Representative” means (a) in the case of any Series of Pari Cash Flow Debt Obligations, the Pari Cash Flow Debt Agent for such Series, and (b) in the case of any ABL Debt Obligations, the ABL Agent.

“Secured ABL Hedge Agreement” shall have the meaning ascribed to the term “Secured Hedge Agreement” in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility).

“Secured ABL Hedge Obligations” means all Obligations in respect of Secured ABL Hedge Agreements.

“Secured Cash Flow Hedge Agreement” shall have the meaning ascribed to the term “Secured Hedge Agreement” in the Cash Flow Agreement (or any similar term of any Cash Flow Substitute Facility).

“Secured Cash Flow Hedge Obligations” means all Obligations in respect of Secured Cash Flow Hedge Agreements.

“Secured Debt Obligations” means the Pari Cash Flow Debt Obligations (including the Obligations incurred under each Series of Pari Cash Flow Debt) and the ABL Debt Obligations.

“Secured Debt Representative” means (a) in the case of the ABL Debt Obligations, the ABL Agent, (b) in the case of the Cash Flow Debt, the Cash Flow Agent and (c) in the case of any Pari Cash Flow Debt Obligations, any Additional Pari Cash Flow Debt Agent.

“Secured Documents” means the Pari Cash Flow Debt Documents and the ABL Debt Documents.

“Secured Parties” means the Pari Cash Flow Debt Secured Parties and the ABL Secured Parties.

“Security Documents” means the Pari Cash Flow Debt Security Documents and the ABL Security Documents.

“Senior Documents” means (a) in respect of the Cash Flow Priority Collateral, the Pari Cash Flow Debt Documents, and (b) in respect of the ABL Priority Collateral, the ABL Debt Documents.

“Senior Liens” means (a) in respect of the ABL Priority Collateral, the ABL Liens on such Collateral, and (b) in respect of the Cash Flow Priority Collateral, the Pari Cash Flow Debt Liens on such Collateral.

“Senior Representative” means (a) with respect to the Cash Flow Priority Collateral, the Controlling Cash Flow Debt Agent and (b) with respect to the ABL Priority Collateral, the ABL Agent.

“Senior Secured Obligations” means (a) with respect to the ABL Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the Cash Flow Priority Collateral), the Pari Cash Flow Debt Obligations, and (b) with respect to any Pari Cash Flow Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the ABL Priority Collateral), the ABL Debt Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and any applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) with respect to the Cash Flow Priority Collateral, the Pari Cash Flow Debt Secured Parties, and (b) with respect to the ABL Priority Collateral, the ABL Secured Parties.

“Senior Secured Obligations Security Documents” means (a) with respect to the ABL Priority Collateral, the ABL Security Documents, and (b) with respect to the Cash Flow Priority Collateral, the Pari Cash Flow Debt Security Documents.

“Series” means each of (a) the Cash Flow Debt and (b) each class or issuance of Additional Pari Cash Flow Debt Obligations incurred under a single Additional Pari Cash Flow Debt Facility. “Series” when used with respect to any agent, person, document, lien or other item with respect to any Cash Flow Debt or Pari Cash Flow Debt Obligations shall have a correlative meaning.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’ or any Subsidiary’s financial statements.

“Subsidiary Grantors” has the meaning assigned to that term in the preamble hereto.

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01. Subordination of Junior Liens.

(a) The grant of the ABL Liens pursuant to the ABL Security Documents and each grant of the Pari Cash Flow Debt Liens pursuant to the Pari Cash Flow Debt Security Documents create separate and distinct Liens on the Collateral.

(b) All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Cash Flow Documents, the ABL Debt Documents, any Additional Pari Cash Flow Debt Documents, or any other agreement or instrument or operation of law to the contrary, and irrespective of the time, date, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.

(c) It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may be increased from time to time pursuant to the terms of the Senior Documents, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties and the Pari Cash Flow Debt Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof).

(d) If at any time the ABL Agent shall make a Permitted Subordination (as defined below) with respect to any ABL Priority Collateral or any Pari Cash Flow Debt Agent shall make a Permitted Subordination with respect to Cash Flow Priority Collateral, in each case, to or in favor of any Person, the priority of such Representative’s Liens vis-a-vis the Liens therein of the other Representative shall not be affected thereby and the subordinating Representative’s Liens shall continue to be senior in priority to the other Representative’s Liens in the affected Collateral as and to the extent provided in this Section 2. As used herein, the term “Permitted Subordination” shall mean a voluntary subordination by the ABL Agent of its Liens with respect to any or all ABL Priority Collateral, or by any Pari Cash Flow Debt Agent of its Liens with respect to any or all Cash Flow Priority Collateral, in favor of depository banks, securities or commodities intermediaries, landlords, mortgagees, custom brokers, freight forwarders, carriers, warehousemen, factors, and other Persons who provide goods or services to a Grantor in the ordinary course of business.

SECTION 2.02. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. No Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise until the associated Discharge of Senior Secured Debt Obligations (including, without limitation, exercising any rights under any deposit account control agreement constituting Junior Secured Obligations Collateral), it being agreed that only the Senior Representative or any Person authorized by the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies prior to the associated Discharge of Senior Secured Debt Obligations. Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, take all such actions as it shall deem necessary to (i) perfect or continue the perfection of its Junior Liens or (ii) to create, preserve or protect (but not enforce) the Junior Liens on any Collateral. In addition, any Junior Representative may, with respect to any Junior Secured Obligations, in each case to the extent not otherwise inconsistent with the other provisions of this Agreement:

(a) file a claim, proof of claim, or statement of interest with respect to such Obligations owed to it in an Insolvency or Liquidation Proceeding that has been commenced by or against any Grantor (including an Insolvency or Liquidation Proceeding commenced against any Grantor by a Senior Representative or any other Senior Secured Obligations Secured Party with respect to its Senior Secured Obligations);

(b) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Obligations Secured Parties, including any claims secured by the Junior Secured Obligations Collateral, in each case in accordance with the terms of this Agreement;

(c) in accordance with Section 2.06, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under any Insolvency or Liquidation Proceeding, in accordance with applicable law (including the Bankruptcy Laws of any applicable jurisdiction); and

(d) vote on any plan of reorganization, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any plan of reorganization) that are, in each case, in accordance with the terms of this Agreement.

SECTION 2.03. No Duties of Senior Representative. Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any fiduciary or other duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative (and in the case there is more than one Series of Pari Cash Flow Debt, to the Controlling Cash Flow Agent that is a Junior Representative) any remaining Collateral that constitutes Junior Secured Obligations Collateral and any proceeds of the sale or other disposition of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following the associated Discharge of Senior Secured Debt Obligations, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the associated Discharge of Senior Secured Debt Obligations secured by any Collateral on which such Junior Secured Obligations Secured Party holds a Junior Lien, the Senior Representative or any Person authorized by the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided herein and in the Senior Secured Obligations Security Documents, without regard to any Junior Lien, or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Following the associated Discharge of Senior Secured Debt Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations.

SECTION 2.04. No Interference; Payment Over; Reinstatement.

(a) Each Junior Secured Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose, or effect of which is, or could be, to make any Junior Lien rank equal with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral securing such Senior Secured Obligations that is subject to any Junior Lien in favor of such Junior Secured Obligations Secured Party, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b) Each Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the associated Discharge of Senior Secured Debt Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative reasonably promptly after obtaining actual knowledge or notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments in respect thereof. Each Junior Secured Obligations Secured Party agrees that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any

Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. All Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by this Agreement or the Senior Documents and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior Documents.

SECTION 2.05. Release of Liens; Automatic Release of Junior Liens.

(a) Each Junior Representative and each other Junior Secured Obligations Secured Party agree that in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether or not an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents (either pursuant to the terms of the Junior Documents or pursuant to a consent issued thereunder) or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies by the Senior Representative, for itself and on behalf of its Senior Secured Obligations Secured Parties, with respect to such Senior Secured Obligations Collateral; provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after the associated Discharge of Senior Secured Debt Obligations. In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any Deposit Account that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien be perfected by control with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to, such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents.

(b) The parties hereto agree and acknowledge that the release of Liens on any Collateral securing Senior Debt Obligations, whether in connection with a sale, transfer or other disposition of Senior Debt Obligations Collateral or otherwise, shall be governed by and subject to the Secured Obligations Security Documents, and that nothing in this Agreement shall be deemed to amend or affect the terms of the Secured Obligations Security Documents with respect thereto. The ABL Agent or each Pari Cash Flow Debt Agent, as applicable, each for itself and on behalf of any such ABL Secured Party or Pari Cash Flow Debt Secured Party for which it represents, as the case may be, promptly shall execute and deliver to the applicable Grantor such termination statements, releases and other documents as such Grantor may request to effectively confirm any such release provided for in clause (a) above.

(c) Each Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

SECTION 2.06. Certain Agreements With Respect to Insolvency or, Liquidation Proceedings.

(a) This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against Holdings, the Borrower, any of the Borrower’s Subsidiaries or any Grantor. Without limiting the generality of the foregoing, the provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code. All references to the Borrower or any other Grantor shall include the Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency or Liquidation Proceeding.

(b) If any Grantor shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (a “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Senior Secured Obligations Collateral or Non-U.S. ABL Facility Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Senior Secured Obligations Secured Parties, or Senior Representative, does not consent to or shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (ii) such DIP Financing Liens are neither senior to, nor rank equal with, the Senior Liens upon any property of the estate in such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank equal with, the Senior Liens, the Junior Representative will, for itself and on behalf of the other Junior Secured Obligations Secured Parties of the applicable Series, subordinate the Junior Liens on the Senior Secured Obligations Collateral to (i) the Senior Liens (and all adequate protection liens on the Senior Secured Obligations Collateral granted to the Senior Secured Obligations Secured Parties) and the DIP Financing Liens and (ii) any “carve out” for professional fees and United States Trustee fees and other payments from the Senior Secured Obligations Collateral agreed to by the Senior Representative, so long as the Junior Secured Obligations Secured Parties retain their valid, perfected and unvoidable Liens on all (1) the Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, and (2) the Senior Secured Obligations Collateral, as subordinated to the extent set forth herein.

(c) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose (i) a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such sale or disposition of such Senior Secured Obligations Collateral and all Senior Liens and Junior Liens will attach to the proceeds of the sale or other disposition with the same priorities set forth herein or (ii) any lawful exercise by any holder of claims in respect of any Senior Secured Obligations of the right to credit bid such claims under Section 363(k) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or in any sale in foreclosure of Collateral that is Senior Secured Obligations Collateral with respect to such claims.

(d) (i) No Pari Cash Flow Secured Debt Party shall oppose (or support the opposition of any other Person) in any Insolvency or Liquidation Proceeding to (A) any motion or other request by any ABL Secured Party for adequate protection with respect to ABL Agent’s Liens upon the ABL Priority Collateral or any Non-U.S. ABL Facility Collateral, including any claim of any ABL Secured Party to post-petition interest, fees, or expenses as a result of the ABL Lien on the ABL Priority Collateral or any Non-U.S. ABL Facility Collateral (so long as any post-petition interest, fees, or expenses paid as a result thereof is not paid from the proceeds of Cash Flow Priority Collateral), a request for the application of proceeds of ABL Priority Collateral or any Non-U.S. ABL Facility Collateral to the ABL Debt Obligations, and request for additional or replacement Liens on post-petition assets of the same type as the ABL Priority Collateral or any Non-U.S. ABL Facility Collateral and/or a superpriority administrative claim, or (B) any objection by any ABL Secured Party to any motion, relief, action or proceeding based on such ABL Secured Party claiming a lack of adequate protection with respect to the ABL Liens in the ABL Priority Collateral or any Non-U.S. ABL Facility Collateral. In addition, the ABL Agent, for itself and on behalf of the ABL Secured Parties, may seek adequate protection of its junior interest in the Cash Flow Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the Cash Flow Priority Collateral and/or a superpriority administrative claim, subject to the provisions of this Agreement; provided, that each Pari Cash Flow Debt Agent is also granted adequate protection in the same form that is granted to the ABL Agent, which additional or replacement Lien on post-petition assets of the same type as the Cash Flow Priority Collateral or superpriority administrative claim (as applicable) is senior to that granted to the ABL Agent in respect of the Cash Flow Priority Collateral. Such Lien on post-petition assets of the same type as the Cash Flow Priority Collateral and/or superpriority administrative claim, if granted to the ABL Agent, will be subordinated to the adequate protection Liens and/or superpriority administrative claims (as applicable) granted in favor of each Pari Cash Flow Debt Agent on such post-petition assets, and, if applicable, to the DIP Financing Liens of each Pari Cash Flow Debt Agent or any other Pari Cash Flow Debt Secured Party on such post-petition assets of the same type as the Cash Flow Priority Collateral. If the ABL Agent, for itself and on behalf of the ABL Secured Parties, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the Cash Flow Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the Cash Flow Priority Collateral and/or a superpriority administrative claim, then the ABL Agent, for itself and the ABL Secured Parties, agrees that each Pari Cash Flow Debt Agent shall also be granted an additional or replacement Lien on such post-petition assets and/or a superpriority administrative claim as adequate protection of its senior interest in the Cash Flow Priority Collateral and that the ABL Agent’s additional or replacement Lien on post-petition assets of the same type as the Cash Flow Priority Collateral and/or superpriority administrative claim (as applicable) shall be subordinated to the additional or replacement Lien on post-petition assets of the same type as the Cash Flow Priority Collateral and/or superpriority administrative claim of each Pari Cash Flow Debt Agent on the same basis as the Liens of the ABL Agent on, and claims with respect to, the Cash Flow Priority Collateral are subordinated to the Liens of each Pari Cash Flow Debt Agent on, and claims with respect to, the Cash Flow Priority Collateral under this Agreement. If the ABL Agent or any ABL Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the ABL Priority Collateral, then such post-petition assets shall also constitute ABL Priority Collateral to the extent of any allowed claim of the ABL Secured Parties secured by such adequate protection Lien and shall be subject to this Agreement.

(ii) No ABL Secured Party shall oppose (or support the opposition of any other Person) in any Insolvency or Liquidation Proceeding to (A) any motion or other request by any Cash Flow Secured Party for adequate protection of any Pari Cash Flow Debt Agent’s Liens upon any of the Cash Flow Priority Collateral, including any claim of any Pari Cash Flow Debt Secured Party to post-petition interest, fees, or expenses as a result of any Pari Cash Flow Debt Liens on the Cash Flow Priority Collateral (so long as any post-petition interest, fees, or expenses paid as a result thereof is not paid from the proceeds of ABL Priority Collateral), a request for the application of proceeds of Cash Flow Priority Collateral to the Pari Cash Flow Debt Obligations, and request for additional or replacement Liens on post-petition assets of the same type as the Cash Flow Priority Collateral and/or a superpriority administrative claim or (B) any objection by any Pari Cash Flow Debt Secured Party to any motion, relief, action or proceeding based on such Pari Cash Flow Debt Secured Party claiming a lack of adequate protection, with respect to any Pari Cash Flow Debt Agent’s Liens in the Cash Flow Priority Collateral. In addition, any Pari Cash Flow Debt Agent, for itself and on behalf of the applicable Pari Cash Flow Debt Secured Parties, may seek adequate protection of its junior interest in the ABL Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the Cash Flow Priority Collateral and/or a superpriority administrative claim, subject to the provisions of this Agreement; provided, that the ABL Agent is also granted adequate protection in the same form that is granted to the applicable Pari Cash Flow Debt Agent, which additional or replacement Lien on post-petition assets of the same type as the Cash Flow Priority Collateral and/or superpriority administrative claim (as applicable) granted in favor of the ABL Agent is senior to that granted to the applicable Pari Cash Flow Debt Agent in respect of the ABL Priority Collateral. Such Lien on post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative claim, if granted to any Pari Cash Flow Debt Agent, will be subordinated to the adequate protection Liens and/or superpriority administrative claims (as applicable) granted in favor of the ABL Agent on such post-petition assets, and, if applicable, to the DIP Financing Liens of the ABL Agent or any other ABL Secured Party on such post-petition assets of the same type as the ABL Priority Collateral. If any Pari Cash Flow Debt Agent, for itself and on behalf of any Pari Cash Flow Debt Secured Parties, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the ABL Priority Collateral in the form of an additional or replacement Lien on the post-petition assets of the same type as the ABL Priority Collateral and/or a superpriority administrative claim, then such Pari Cash Flow Debt Agent, for itself and the applicable Pari Cash Flow Debt Secured Parties, agrees that the ABL Agent shall also be granted an additional or replacement Lien on such post-petition assets and/or a superpriority administrative claim as adequate protection of its senior interest in the ABL Priority Collateral and that such Pari Cash Flow Debt Agent’s additional or replacement Lien on such post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative claim shall be subordinated to the additional or replacement Lien and/or superpriority administrative claim of the ABL Agent on the same basis as the Liens of such Pari Cash Flow Debt Agent on and claims with respect to the ABL Priority Collateral are subordinated to the Liens of the ABL Agent on and claims with respect to the ABL Priority Collateral under this Agreement. If any Pari Cash Flow Debt Agent or any Pari Cash Flow Debt Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the Cash Flow Priority Collateral, then such post-petition assets shall also constitute Cash Flow Priority Collateral to the extent of any allowed claim of the applicable Pari Cash Flow Debt Secured Parties secured by such adequate protection Lien and shall be subject to this Agreement.

(e) Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code with respect to such party’s Senior Secured Obligations Collateral.

(f) Prior to any Discharge of Senior Secured Debt Obligations and any DIP Financing provided by the Senior Secured Obligations Secured Parties, no Junior Secured Obligations Secured Party shall seek relief from the automatic stay in any Insolvency or Liquidation Proceeding with respect to any Senior Secured Obligations Collateral unless (i) otherwise consented to by the Senior Representative or (ii) the Senior Representative or Senior Secured Obligations Secured Parties shall seek relief from the automatic stay with respect to such Collateral to commence a lien enforcement action with respect to such Senior Secured Obligations Collateral. No Junior Secured Obligations Secured Party will object to or otherwise contest: any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Secured Obligations made by the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) with respect to the Senior Secured Obligations Collateral.

(g) Each of the Junior Secured Obligations Secured Parties hereby agrees that (i) it will not oppose or seek to challenge any claim by the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) for allowance of Senior Secured Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Representative’s Lien on the Senior Secured Obligations Collateral, without regard to the existence of the Lien of the Junior Secured Obligations Secured Parties on the Senior Secured Obligations Collateral; and (ii) prior to any Discharge of Senior Secured Debt Obligations, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens on the Senior Secured Obligations Collateral securing the Senior Secured Obligations for costs or expenses of preserving or disposing of any Collateral.

(h) The Pari Cash Flow Debt Agent, for itself and on behalf of the Pari Cash Flow Secured Debt Parties under the applicable Series, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, acknowledge and intend that: the grants of Liens pursuant to the Cash Flow Security Documents, on the one hand, and the ABL Security Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the ABL Debt Obligations are fundamentally different from the Pari Cash Flow Debt Obligations and must be separately classified in any plan of reorganization or liquidation proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the claims of the Pari Cash Flow Secured Debt Parties in respect of any Collateral constitute claims in the same class (rather than separate classes of secured claims), then the ABL Secured Parties and the Pari Cash Flow Secured Debt Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Debt Obligations and Pari Cash Flow Debt Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Cash Flow Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is Junior Secured Obligations Collateral), the ABL Secured Parties or the Pari Cash Flow Secured Debt Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, expenses, and other charges that are available from the applicable Senior Secured Obligations Collateral for each of the ABL Secured Parties and the Pari Cash Flow Secured Debt Parties (regardless of whether any such claims for post-petition interest, fees, expenses, or other charges may or may not be enforceable, allowed or allowable in whole or in part as against the Borrower or any of the other Grantors in the applicable Insolvency or Liquidation Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise), respectively, before any distribution is made in respect of any claims in respect of the Junior Secured Obligations from, or with respect to, such applicable Senior Secured Obligations Collateral, with the holder of such claims hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from, or with respect to, such applicable Senior Secured Obligations Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recoveries. This Section 2.06(h) is intended to govern the relationship between the classes of claims held by the ABL Secured Parties, on the one hand, and a collective class of claims comprised of each series of claims of the Pari Cash Flow Secured Debt Parties (as opposed to separate classes of each such series of claims), on the other hand, and, for the avoidance of doubt, nothing set forth herein shall in any way alter or modify the relationship of each series of such separate claims held by the holders of the Pari Cash Flow Debt Obligations, including as set forth in the First Lien Intercreditor Agreement (as such term is defined in the Cash Flow Agreement), or otherwise cause such different claims to be combined into one or more classes or otherwise classified in a manner that violates the First Lien Intercreditor Agreement (as such term is defined in the Cash Flow Agreement).

(i) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the ABL Debt Obligations and on account of the Pari Cash Flow Debt Obligations, then, to the extent the debt obligations distributed on account of the ABL Debt Obligations and on account of the Pari Cash Flow Debt Obligations are secured by Liens upon the Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

(j) To the extent that any Junior Representative or any Junior Secured Obligations Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Collateral, such Junior Representative, on behalf of itself and each Junior Secured Obligations Secured Party under its Junior Documents, agrees not to assert any such rights without the prior written consent of the Senior Representative; provided that if requested by the Senior Representative, such Junior Representative shall timely exercise such rights in the manner requested by the Senior Representative, including any rights to payments in respect of such rights.

(k) No Junior Representative or any other Junior Secured Obligations Secured Party may support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with the terms of this Agreement. Without limiting the generality of the foregoing, no Junior Representative or any other Junior Secured Obligations Secured Party may support or vote in favor of any Plan of Reorganization unless such plan (a) pays off, in cash in full, all Senior Secured Obligations or (b) is accepted by the class of holders of Senior Secured Obligations voting thereon in accordance with Section 1126 of the Bankruptcy Code.

SECTION 2.07. Reinstatement. If any Senior Secured Obligations Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the Senior Secured Obligations Secured Parties shall be entitled to a future Discharge of Senior Secured Debt Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Obligations Secured Party under its Junior Documents, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 2.08. Entry Upon Premises by the ABL Agent and the ABL Secured Parties; Intellectual Property License.

(a) If the ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, the Pari Cash Flow Debt Secured Parties (i) shall reasonably cooperate with the ABL Agent (at the sole cost and expense of the ABL Agent and subject to the condition that the Pari Cash Flow Debt Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that, in the judgment of any Pari Cash Flow Debt Secured Parties, could reasonably be expected to result in the incurrence of any liability or damage to the Pari Cash Flow Debt Secured Parties) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (iii) subject to the rights of any landlords under real estate leases, shall permit the ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties and upon reasonable advance notice, to enter upon and use the Cash Flow Priority Collateral in the event that any Pari Cash Flow Debt Agent or any other Pari Cash Flow Debt Secured Party shall acquire control or possession of any of the Cash Flow Priority Collateral (including equipment, processors, computers and other machinery related to the storage or processing of records, documents or files), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (2) selling any or all of the ABL Priority Collateral located on such Cash Flow Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the ABL Priority Collateral located on such Cash Flow Priority Collateral, or (4) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Secured Parties in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of any Pari Cash Flow Debt Agent from selling, assigning or otherwise transferring any Cash Flow Priority Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Cash Flow Priority Collateral, the ABL Agent shall provide each Pari Cash Flow Debt Agent with reasonable advance notice and use reasonable efforts to hold such auction, or sale in a manner which would not unduly disrupt such Pari Cash Flow Debt Agent’s use of such real property.

(b) During the period of actual occupation, use or control by the ABL Secured Parties or their agents or representatives of any Cash Flow Priority Collateral, the ABL Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Cash Flow Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Cash Flow Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Secured Parties severally (on a pro rata basis) agree to pay, indemnify and hold each Pari Cash Flow Debt Agent and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the use or operation of such facilities by the ABL Agent or any of its agents, representatives or invitees. Notwithstanding the foregoing, in no event shall the ABL Secured Parties have any liability to the Pari Cash Flow Debt Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Cash Flow Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under this Section and the ABL Secured Parties shall have no duty or liability to maintain the Cash Flow Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Cash Flow Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Cash Flow Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, ABL Agent, to the extent that rights have been exercised under this Section 2.08 by ABL Agent, shall cooperate with the Pari Cash Flow Debt Secured Parties in connection with any efforts made by the Pari Cash Flow Debt Secured Parties to sell the Cash Flow Priority Collateral.

(c) Each Pari Cash Flow Debt Agent and each Pari Cash Flow Debt Secured Party, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent and the ABL Secured Parties a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired included as part of the Pari Cash Flow Debt Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any exercise of remedies available to the ABL Secured Parties; provided that (i) any such license shall terminate upon the Discharge of Senior Secured Debt Obligations in respect of the ABL Debt Obligations or the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted by the Pari Cash Flow Debt Agents and each Pari Cash Flow Debt Secured Party is granted on an “AS IS” basis, without any representation or warranty whatsoever. Furthermore, each Pari Cash Flow Debt Agent agrees that, in connection with any exercise of remedies available to any Pari Cash Flow Debt Agent in respect of Pari Cash Flow Debt Collateral, such Pari Cash Flow Debt Agent shall provide written notice to any purchaser, assignee or transferee of Intellectual Property pursuant to such exercise of remedies, that the applicable Intellectual Property is subject to such license.

SECTION 2.09. Insurance. Unless and until written notice by the ABL Agent to each Pari Cash Flow Debt Agent that the Discharge of Senior Secured Debt Obligations in respect of the ABL Debt Obligations has occurred, as between the ABL Agent, on the one hand, and any Pari Cash Flow Debt Agent, on the other hand, only the ABL Agent will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Pari Cash Flow Debt Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Facility Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Facility Collateral. Unless and until written notice by each Pari Cash Flow Debt Agent to the ABL Agent that the Pari Cash Flow Debt Obligations have been paid in full, as between the ABL Agent, on the one hand, and any Pari Cash Flow Debt Agent, on the other hand, only Pari Cash Flow Debt Agents will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Pari Cash Flow Debt Documents) to adjust or settle any insurance policy covering or constituting Cash Flow Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting Cash Flow Priority Collateral. To the extent that an insured loss covers or constitutes both ABL Facility Collateral and Cash Flow Priority Collateral, then the ABL Agent and each Pari Cash Flow Debt Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Debt Documents and the Pari Cash Flow Debt Documents) under the relevant insurance policy.

SECTION 2.10. Refinancing and Additional Secured Debt.

(a) The ABL Debt Obligations and the Pari Cash Flow Debt Obligations may be Replaced by any ABL Substitute Facility or Cash Flow Substitute Facility, as the case may be, in each case, without notice to or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that each Pari Cash Flow Debt Agent and the ABL Agent shall receive on or prior to incurrence of the Replacement of an ABL Substitute Facility or Cash Flow Substitute Facility (i) an Officer’s Certificate from the Borrower stating that (A) the Replacement is permitted by each applicable Secured Document to be incurred, or to the extent a consent is otherwise required to permit the Replacement under any Secured Document, each Grantor has obtained the requisite consent and (B) the requirements of Section 2.12 have been satisfied, and (ii) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the ABL Debt Obligations or the Pari Cash Flow Debt Obligations (or an authorized agent, trustee or other representative on their behalf).

Each of the then-existing ABL Agent and Pari Cash Flow Debt Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the ABL Agent and each Pari Cash Flow Debt Agent, without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent reasonably necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of the Borrower. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

(b) Each Grantor will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is or who becomes the registered holder of Additional Pari Cash Flow Debt incurred by such Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents. Each Grantor may effect such designation by delivering to each Pari Cash Flow Debt Agent and the ABL Agent, each of the following:

(i) an Officer’s Certificate stating that such Grantor intends to incur Additional Pari Cash Flow Debt which will be permitted by each applicable Secured Document to be incurred and secured by a Pari Cash Flow Debt Lien, and

(ii) the Additional Pari Cash Flow Debt Agent, on behalf of itself and the Additional Pari Cash Flow Debt Secured Parties of the applicable Series must, prior to such designation, sign and deliver a Lien Sharing and Priority Confirmation Joinder.

(c) Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

(d) Any Series of Additional Pari Cash Flow Debt shall rank equal in right of security with the Cash Flow Debt and any other Series of Additional Pari Cash Flow Debt.

SECTION 2.11. Modification; No Interference.

(a) The ABL Secured Parties may agree to modify the terms of any of the ABL Debt Obligations and grant extensions of the time of payment or performance to and make compromises (including releases of Liens on the ABL Priority Collateral or of guaranties) and settlements with any and all Grantors and all other Persons, in each case, without the consent of the Pari Cash Flow Debt Secured Parties and without affecting agreements of the Pari Cash Flow Debt Secured Parties in this Agreement. If an ABL Secured Party should amend or waive any provisions of the ABL Debt Documents, whether or not any ABL Secured Party has knowledge that such amendment or waiver would result in a breach of any Pari Cash Flow Debt Documents or an Event of Default under any Pari Cash Flow Debt Documents, or knowledge of an act, condition or event which with notice or passage of time or both would constitute an Event of Default under any Pari Cash Flow Debt Documents, in no event shall the ABL Secured Parties have any liability to any Pari Cash Flow Debt Secured Parties as a result of such breach and, without limiting generality of the foregoing, the ABL Secured Parties shall not have any liability for tortious interference with contractual relations or for inducement by the ABL Secured Parties of any Grantor to breach any contract or otherwise. Nothing contained in this Section 2.11(a) shall limit, impair or waive any right that the Pari Cash Flow Debt Secured Parties have to enforce any of the provisions of the Pari Cash Flow Debt Documents against any Grantor and the provisions of this Agreement against any ABL Secured Party.

(b) The Pari Cash Flow Debt Secured Parties may agree to modify the terms of any of their respective Pari Cash Flow Debt Obligations and grant extensions of the time of payment or performance to and make compromises (including releases of Liens on Cash Flow Priority Collateral or of guaranties) and settlements with any and all Grantors and all other Persons, in each case, without the consent of the ABL Secured Parties and without affecting the agreements of the ABL Secured Parties in this Agreement. If a Pari Cash Flow Debt Secured Party should amend or waive any provisions of its respective Pari Cash Flow Debt Documents, whether or not any Pari Cash Flow Debt Secured Party has knowledge that such amendment or waiver would result in a breach of any ABL Debt Documents or an Event of Default under any ABL Debt Documents, or knowledge of an act, condition or event which with notice or passage of time or both would constitute an Event of Default under any ABL Debt Documents, in no event shall the Pari Cash Flow Debt Secured Parties have any liability to any ABL Secured Party as a result of such breach and, without limiting generality of the foregoing, the Pari Cash Flow Debt Secured Parties shall not have any liability for tortious interference with contractual relations or for inducement by the Pari Cash Flow Debt Secured Parties of any Grantor to breach any contract or otherwise. Nothing contained in this Section 2.11(b) shall limit, impair or waive any right that the ABL Secured Parties have to enforce any of the provisions of the ABL Debt Documents against any Grantor and the provisions of this Agreement against any Pari Cash Flow Debt Secured Party.

SECTION 2.12. Legends. Each Security Document shall include a legend, substantially in the form of Annex I, describing this Agreement.

SECTION 2.13. Junior Secured Obligations Secured Parties Rights as Unsecured Creditors. Notwithstanding the provisions of Sections 2.02, 2.04(a) and 2.06(b), (c) and (d) or otherwise, both before and during an Insolvency or Liquidation Proceeding, any of the Junior Secured Obligations Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Grantor in accordance with applicable law (including the Bankruptcy Laws of any applicable jurisdiction); provided that, the Junior Secured Obligations Secured Parties may not take any of the actions prohibited by Section 2.02, clauses (i) through (vii) of Section 2.04(a) or Section 2.06(b), (c), (d) and (e); provided further, that in the event that any of the Junior Secured Obligations Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.

SECTION 2.14. No New Liens. So long as the Discharge of Senior Secured Debt Obligations with respect to any Senior Secured Obligation has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that no Grantor shall, and the Borrower shall not permit any other Grantor to, grant any Lien on any of its property, or permit any of its Subsidiaries to grant a Lien on any of its property, to secure Junior Secured Obligations unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such property in favor of the holders of the Senior Secured Obligations with respect to such property; provided, however, (i) notwithstanding the foregoing, the refusal of any such holder of Senior Secured Obligations to accept a Lien on any property of any Grantor shall not prohibit the taking of a Lien on such property by the holders of Junior Secured Obligations and (ii) the foregoing shall not apply to any property constituting Non-U.S. ABL Collateral. If any Secured Party shall acquire any Lien on any property (other than, for the avoidance of doubt, any Non-U.S. ABL Collateral) of any Grantor or any of their respective Subsidiaries constituting Junior Secured Obligations Collateral securing any Junior Secured Obligations which property is not also subject to the Lien of the holders of Senior Secured Obligations with respect to such property, then such holders of Junior Secured Obligations shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Junior Document (x) hold and be deemed to have held such Lien and security interest on such property for the benefit of the holders of Senior Secured Obligations with respect to such property as security for the Senior Secured Obligations, or (y) if directed by the holders of the Senior Secured Obligations with respect to such property constituting Senior Secured Obligations Collateral, take any actions that are necessary to make such Lien subject to this Agreement and provide the benefit of such Lien to the holders of the Senior Secured Obligations with respect to such property. To the extent any additional Liens are granted on any asset or property (other than, for the avoidance of doubt, any Non-U.S. ABL Collateral) pursuant to this Section 2.14, the priority of such additional Liens shall be determined in accordance with Section 2.01. In addition, to the extent that the foregoing provisions are not complied with for any reason, and without limiting any other rights and remedies available under this Agreement, the ABL Agent, each Pari Cash Flow Debt Agent and the Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.14 shall be subject to Section 2.04(b).

SECTION 2.15. Set-Off and Tracing of and Priorities in Proceeds. Each Pari Cash Flow Debt Agent, on behalf of the Pari Cash Flow Debt Secured Parties under the applicable Series, acknowledges and agrees that, to the extent any Pari Cash Flow Debt Agent or any Pari Cash Flow Debt Secured Party exercises any rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 2.04(b). The ABL Agent, on behalf of the ABL Secured Parties, acknowledges and agrees that, to the extent the ABL Agent or any ABL Secured Party exercises any rights of set-off against any Cash Flow Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 2.04(b). The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Pari Cash Flow Debt Agents, for themselves and on behalf of the Pari Cash Flow Debt Secured Parties under the applicable Series, further agree that prior to an issuance of any Enforcement Notice with respect to the Senior Secured Obligations Collateral or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the ABL Agent, the ABL Secured Parties, the Pari Cash Flow Debt Agents and the Pari Cash Flow Debt Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of Senior Secured Debt Obligations occurs, the Pari Cash Flow Debt Agents and the Pari Cash Flow Debt Secured Parties each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by any Pari Cash Flow Debt Agent, of cash or other proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Debt Obligations pursuant to the ABL Debt Documents; provided that after the receipt by the ABL Agent of an Enforcement Notice from any Pari Cash Flow Debt Agent, any identifiable proceeds of Cash Flow Priority Collateral (whether or not deposited under Account Agreements with the ABL Agent) shall be treated as Cash Flow Priority Collateral and the ABL Agent shall hold such proceeds in trust for the Pari Cash Flow Debt Secured Parties and transfer such proceeds to the Controlling Cash Flow Debt Agent reasonably promptly after obtaining actual knowledge or notice from the Controlling Cash Flow Debt Agent or any Pari Cash Flow Debt Secured Parties that it has possession of such proceeds in accordance with Section 2.04(b).

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security

Interests; Rights Under Permits and Licenses

SECTION 3.01. General. The ABL Agent and each Pari Cash Flow Debt Agent agrees and acknowledges that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative shall also hold such Collateral as gratuitous bailee for the Junior Representatives for the sole purpose of perfecting the Junior Lien of the Junior Representatives on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representatives and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the ABL Agent and each Pari Cash Flow Debt Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representatives or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the ABL Agent or any Pari Cash Flow Debt Agent. Subject to Section 2.07 and to the ABL Agent or any Pari Cash Flow Debt Agent receiving such indemnifications as shall be required by such ABL Agent or any Pari Cash Flow Debt Agent, from and after the associated Discharge of Senior Secured Debt Obligations, the ABL Agent or any Pari Cash Flow Debt Agent shall take all such actions in its power as shall reasonably be requested by any Junior Representative (at the sole cost and expense of the Grantors) to transfer possession of such Collateral in its possession (in each case to the extent such Junior Representative has a Lien on such Collateral after giving effect to any prior or concurrent releases of Liens) to such Junior Representative (and with respect to any Collateral constituting ABL Priority Collateral, to each Pari Cash Flow Debt Agent for the benefit of all applicable Junior Secured Obligations Secured Parties). In furtherance of the foregoing, each Grantor hereby grants a security interest in the Collateral to each ABL Agent and Pari Cash Flow Debt Agent that controls such Collateral for the benefit of all Junior Representatives and Junior Secured Obligations Secured Parties which have been granted a Lien on such Collateral controlled by such Senior Representative to secure the Junior Secured Obligations.

SECTION 3.02. Deposit Accounts.

(a) The Grantors, to the extent required by the ABL Credit Agreement, may from time to time have deposit accounts and/or securities accounts (collectively, the “Deposit Accounts”) that are required to be under the dominion and control of the ABL Agent. To the extent that any such Deposit Account is under the control of the ABL Agent at any time, the ABL Agent will act as agent and gratuitous bailee for each Pari Cash Flow Debt Agent for the purpose of perfecting the Liens of the Pari Cash Flow Debt Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Pari Cash Flow Debt Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection)). Unless the Junior Liens on such ABL Priority Collateral shall have been or concurrently are released, after the occurrence of any Discharge of Senior Secured Debt Obligations, the ABL Agent shall, to the extent that the same are then under the sole dominion and control of the ABL Agent and that such action is otherwise within the power and authority of the ABL Agent pursuant to the ABL Debt Documents, at the request of any Pari Cash Flow Debt Agent, cooperate with Grantors and the other Pari Cash Flow Debt Agents (at the expense of the Grantors) in permitting control of any Deposit Accounts to be transferred to the Controlling Cash Flow Debt Agent (or for other arrangements with respect to each such Deposit Accounts satisfactory to each Pari Cash Flow Debt Agent to be made).

(b) The Grantors, the Representatives, the Secured Parties and all other parties hereto agree that only proceeds of the Cash Flow Priority Collateral may be deposited in the Collateral Proceeds Account and agree to take all other actions necessary to give effect to the intent of this Section 3.02(b). Without limiting the generality of the foregoing, each Pari Cash Flow Debt Agent hereby agrees that if the Collateral Proceeds Account contains any proceeds of the ABL Priority Collateral, it shall hold such proceeds in trust for the ABL Secured Parties and transfer such proceeds the ABL Secured Parties reasonably promptly after obtaining actual knowledge or notice from the ABL Secured Parties that it has possession of such proceeds in accordance with Section 2.04(b). Each Pari Cash Flow Debt Agent shall give written notice to the ABL Agent identifying the Collateral Proceeds Account.

SECTION 3.03. Rights under Permits and Licenses.

Each Pari Cash Flow Debt Agent agrees that if the ABL Agent shall require rights available under any permit or license controlled by such Pari Cash Flow Debt Agent (as certified to such Pari Cash Flow Debt Agent by the ABL Agent, upon which such Pari Cash Flow Debt Agent may rely) in order to realize on any ABL Priority Collateral, such Pari Cash Flow Debt Agent shall (subject to the terms of the Pari Cash Flow Debt Documents, including such Pari Cash Flow Debt Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the ABL Agent in writing, to make such rights available to the ABL Agent, subject to the Pari Cash Flow Debt Liens. The ABL Agent agrees that if any Pari Cash Flow Debt Agent shall require rights available under any permit or license controlled by the ABL Agent (as certified to the ABL Agent by such Pari Cash Flow Debt Agent, upon which the ABL Agent may rely) in order to realize on any Cash Flow Priority Collateral, the ABL Agent shall (subject to the terms of the ABL Debt Documents, including such ABL Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by such Pari Cash Flow Debt Agent in writing, to make such rights available to such Pari Cash Flow Debt Agent, subject to the ABL Liens.

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations (or the existence of any commitment to extend credit that would constitute Junior Secured Obligations), or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative or Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Grantors or any of their Subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Representations and Warranties

SECTION 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02. Representations and Warranties of Each Representative. Each of the Pari Cash Flow Debt Agents and the ABL Agent represents and warrants to the other parties hereto that it is authorized under their respective Pari Cash Flow Debt Documents and the ABL Credit Agreement, as the case may be, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Original ABL Agent, to Citibank, N.A. at 390 Greenwich Street, New York, NY, Attention: Matthew Paquin; email: matthew.paquin@citi.com;

(b) if to the Original Cash Flow Agent, to it at Credit Suisse AG, Eleven Madison Avenue, 23rd Floor, New York, NY, 10010, Attention: Loan Operations—Agency Manager, Telephone No.: (919) 994-6369; email: agency.loanops@credit-suisse.com;

(c) if to the Grantors, to Gates Global LLC c/o The Blackstone Group, L.P., at 345 Park Avenue, New York, NY 10154, Attention: Chief Legal Officer; Facsimile No.: (646) 253-7668 with a copy to Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, NY 10017, Attention: Alden Millard; Facsimile No.: (212) 455-2502 and

(d) and if to any other Secured Debt Representative, to such address as specified in the Lien Sharing and Priority Confirmation Joinder.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Borrower shall be deemed to be a written notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) at the address of such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. As agreed to in writing among the Borrower, on behalf of the Grantors, each Pari Cash Flow Debt Agent and the ABL Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02. Waivers; Amendment.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and the Borrower, on behalf of the Grantors (it being understood that the consent of the Borrower to any amendment or modification of this Agreement or any provision thereof shall only be required to the extent such amendment or modification adversely affects or impairs the rights of the Borrower or any Grantor (including rights hereunder, under the ABL Debt Documents and under the Pari Cash Flow Debt Documents) or imposes any additional obligation or liability upon the Borrower or any Grantor); provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of the Borrower, and without the consent of any Representative, to add, pursuant to the Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the preceding sentence shall be submitted to such Representative for its review at least 5 Business Days (or such shorter period as shall be acceptable to such Representative) prior to the proposed effectiveness of such amendment; provided that no prior review shall be required for the joinder of a Grantor pursuant to a joinder in the form of Exhibit A.

SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Documents, the provisions of this Agreement shall control.

SECTION 7.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties, on the one hand, and the Pari Cash Flow Debt Secured Parties, on the other hand. None of the Grantors or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the ABL Debt Documents or the Pari Cash Flow Debt Documents), and no Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, Article III, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of Grantors, which are absolute and unconditional, to pay the Obligations under the Secured Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Pari Cash Flow Debt Document with respect to any ABL Priority Collateral in any manner that would cause a default under any ABL Debt Document, or (b) pursuant to this Agreement or any ABL Debt Document with respect to any Cash Flow Priority Collateral in any manner that would cause a default under any Pari Cash Flow Debt Document.

SECTION 7.12. Certain Terms Concerning the ABL Agent and each Pari Cash Flow Debt Agent; Force Majeure.

(a) Neither the ABL Agent nor any Pari Cash Flow Debt Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the ABL Agent nor any Pari Cash Flow Debt Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Grantors) any amounts in violation of the terms of this Agreement, so long as the ABL Agent or such Pari Cash Flow Debt Agent, as the case may be, is acting in good faith. Neither the ABL Agent nor any Pari Cash Flow Debt Agent shall be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(b) Each of the Pari Cash Flow Debt Agents and the ABL Agent is executing and delivering this Agreement solely in its capacity as agent and in so doing, neither such Pari Cash Flow Debt

Agent nor the ABL Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. None of the Pari Cash Flow Debt Agents or the ABL Agent shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each Pari Cash Flow Debt Agent and the ABL Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Debt Documents and the applicable Cash Flow Documents, as applicable.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Original ABL Agent

By:	/s/ Justice McMahan
Name: Justice McMahan
Title: Vice President

Signature Page –ABL Intercreditor Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Original Cash Flow Agent

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

Signature Page –ABL Intercreditor Agreement

GATES GLOBAL LLC, as the Borrower

By:	/s/ John W. Zimmerman
Name: John W. Zimmerman
Title: President

OMAHA HOLDINGS LLC, as Holdings

By:	/s/ John W. Zimmerman
Name: John W. Zimmerman
Title: President

Signature Page –ABL Intercreditor Agreement

GATES GLOBAL, CO.
OMAHA ACQUISITION INC.
GATES INVESTMENTS, INC.
GATES INVESTMENTS, LLC, as Grantors

By:	/s/ John W. Zimmerman
Name: John W. Zimmerman
Title: President

GATES ADMINISTRATION CORP.
PHILIPS HOLDINGS CORPORATION
TOMKINS BP US HOLDING CORP., as Grantors

By:	/s/ John W. Zimmerman
Name: John W. Zimmerman
Title: President and Chief Financial Officer

GATES BRONCO HOLDINGS CORP.
THE GATES CORPORATION, as Grantors

By:	/s/ John W. Zimmerman
Name: John W. Zimmerman
Title: Chief Financial Officer

DU-TEX PROPERTIES, LLC, as Grantors

By:	/s/ John W. Zimmerman
Name: John W. Zimmerman
Title: Manager

Signature Page –ABL Intercreditor Agreement

GATES INTERNATIONAL HOLDINGS, LLC, as a Grantor

By THE GATES CORPORATION, its sole member

By:	/s/ John W. Zimmerman
Name: John W. Zimmerman
Title: Chief Financial Officer

GATES DEVELOPMENT CORPORATION, as a Grantor

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Secretary

BROADWAY MISSISSIPPI DEVELOPMENT, LLC as a Grantor

By GATES DEVELOPMENT CORPORATION, its sole member

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Secretary

GATES E&S NORTH AMERICA, INC.
GATES MECTROL, INC., as Grantors

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Assistant Secretary

Signature Page –ABL Intercreditor Agreement

ANNEX I

Provision for the ABL Credit Agreement, the Cash Flow Agreement and any Additional Pari Cash Flow Debt Facility

Reference is made to the ABL Intercreditor Agreement, dated as of July 3, 2014, among Citibank, N.A., as ABL Agent (as defined in the ABL Intercreditor Agreement) for the ABL Secured Parties referred to therein; Credit Suisse AG, Cayman Islands Branch, as Cash Flow Agent (as defined in the ABL Intercreditor Agreement) for the Cash Flow Secured Parties referred to therein; each Additional Pari Cash Flow Debt Agent (as defined in the ABL Intercreditor Agreement) for the Pari Cash Flow Debt Secured Parties referred to therein; Gates Global LLC, Omaha Holdigns LLC and the Subsidiaries of Gates Global LLC party thereto (the “ABL Intercreditor Agreement”). Each [ABL Lender hereunder] [Cash Flow Lender hereunder] [lender under any Additional Pari Cash Flow Debt] (a) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the ABL Intercreditor Agreement and (c) authorizes and instructs the [ABL Agent] [Pari Cash Flow Debt Agent] to enter into the ABL Intercreditor Agreement as [ABL Agent] [Pari Cash Flow Debt Agent] on behalf of such [ABL Lender] [Cash Flow Lender]. The foregoing provisions are intended as an inducement to the [ABL Lenders] [Cash Flow Lenders] to extend credit to the Borrowers or to acquire any notes or other evidence of any debt obligation owing from the Borrowers and such [ABL Lenders] [Cash Flow Lenders] are intended third party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.

Provision for all ABL Security Documents, Initial Cash Flow Security Documents

and any Additional Debt Security Documents that Grant a Security Interest in Collateral

Reference is made to the ABL Intercreditor Agreement, dated as of July 3, 2014, among Citibank, N.A., as ABL Agent (as defined in the ABL Intercreditor Agreement) for the ABL Secured Parties referred to therein; Credit Suisse AG, Cayman Islands Branch, as Cash Flow Agent (as defined in the ABL Intercreditor Agreement) for the Cash Flow Secured Parties referred to therein; each Additional Pari Cash Flow Debt Agent (as defined in the ABL Intercreditor Agreement), for the Pari Cash Flow Debt Secured Parties referred to therein; Gates Global LLC, Omaha Holdings LLC and the Subsidiaries of Gates Global LLC party thereto (the “ABL Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the [ABL Agent] [Pari Cash Flow Debt Agent] on behalf of such Person to enter into, and perform under, the ABL Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the ABL Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the ABL Intercreditor Agreement and, to the extent provided therein, the applicable [Security Documents (as defined in the ABL Intercreditor Agreement)]. In the event of any conflict or inconsistency between the provisions of this Agreement and the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall control.

Ann. I-1

EXHIBIT A

to ABL Intercreditor Agreement

[FORM OF]

GRANTOR INTERCREDITOR AGREEMENT JOINDER

The undersigned,                     , a                     , hereby agrees to become party as a [Grantor] under (a) the ABL Intercreditor Agreement, dated as of July 3, 2014, among Citibank, N.A., as ABL Agent for the ABL Secured Parties referred to therein; Credit Suisse AG, Cayman Islands Branch, as Cash Flow Agent for the Cash Flow Secured Parties referred to therein; each Additional Pari Cash Flow Debt Agent for the Pari Cash Flow Debt Secured Parties referred to therein; Gates Global LLC, Omaha Holdings LLC and the Subsidiaries of Gates Global LLC party thereto (the “ABL Intercreditor Agreement”), and (b) the Additional Pari Cash Flow Debt Security Documents (as defined therein), if any; for all purposes thereof on the terms set forth therein, and to be bound by the terms of the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the ABL Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this ABL Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                     , 20     .

[ ]

By:
Name:
Title:

[Notice Address]

A-1

EXHIBIT B

to ABL Intercreditor Agreement

[FORM OF]

LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

Reference is made to the ABL Intercreditor Agreement, dated as of July 3, 2014 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ABL Intercreditor Agreement”) among Citibank, N.A., as ABL Agent for the ABL Secured Parties referred to therein; Gates Global LLC, as Cash Flow Agent for the Cash Flow Secured Parties referred to therein; each Additional Pari Cash Flow Debt Agent for the Pari Cash Flow Debt Secured Parties referred to therein; Gates Global LLC, Omaha Holdings LLC and the Subsidiaries of Gates Global LLC party thereto.

Capitalized terms used but not otherwise defined herein shall have meaning set forth in the ABL Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 2.10[a][b] of the ABL Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the ABL Intercreditor Agreement.

1. Joinder. The undersigned, [                    ], a [                    ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a) represents that the New Representative has been authorized to become a party to the ABL Intercreditor Agreement on behalf of the [ABL Secured Parties under an ABL Substitute Facility] [Cash Flow Secured Parties under the Cash Flow Substitute Facility] [Additional Pari Cash Flow Debt Secured Parties under the Additional Pari Cash Flow Debt Facility] as [an ABL Agent under an ABL Substitute Facility] [a Cash Flow Agent under a Cash Flow Substitute Facility] [an Additional Pari Cash Flow Debt Agent under an Additional Pari Cash Flow Debt Facility] under the ABL Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the ABL Intercreditor Agreement shall be as follows:

[Address];

2. Lien Sharing and Priority Confirmation.

The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Cash Flow Debt or Additional Pari Cash Flow Debt [that constitutes Cash Flow Substitute Facility] for which the undersigned is acting as [Cash Flow Agent] [Pari Cash Flow Debt Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt Obligations under the ABL Intercreditor Agreement, that:

(a) all Pari Cash Flow Debt Obligations will be and are secured equally and ratably, by all Pari Cash Flow Debt Liens at any time granted by the Initial Grantors or any other Grantor to secure any Obligations in respect of such Series of Cash Flow Debt or Additional Pari Cash Flow Debt, whether or not upon property otherwise constituting Collateral for such Series of Cash Flow Debt, and that all such Pari Cash Flow Debt Liens will be enforceable by the Pari Cash Flow Debt Agent with respect to such Series of Pari Cash Flow Debt for the benefit of all holders of Pari Cash Flow Debt Obligations equally and ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Pari Cash Flow Debt for which the undersigned is acting as Pari Cash Flow Debt Agent are bound by the provisions of the ABL Intercreditor Agreement, including the provisions relating to the ranking of Pari Cash Flow Debt Liens and the order of application of proceeds from enforcement of Pari Cash Flow Debt Liens; and

(c) the New Representative and each holder of Obligations in respect of the Series of Pari Cash Flow Debt for which the undersigned is acting as Pari Cash Flow Debt Agent appoints the Pari Cash Flow Debt Agent and consents to the terms of the ABL Intercreditor Agreement and the performance by the Pari Cash Flow Debt Agent of, and directs the Pari Cash Flow Debt Agent to perform, its obligations under the ABL Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the ABL Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of                     , 20    ].

[insert name of New Representative]

By:
Name:
Title:

The Pari Cash Flow Debt Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Pari Cash Flow Debt Agent for the New Representative and the holders of the Obligations represented thereby:

, as Pari Cash Flow Debt Agent

By:
Name:
Title:

The ABL Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as ABL Agent for the New Representative and the holders of the Obligations represented thereby:

, as ABL Agent

By:
Name:
Title:

EXHIBIT C

to ABL Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of ABL Security Documents

1.	ABL Security Agreement, dated as of July 3, 2014, among the Grantors and the ABL Agent.

2.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors in favor of the ABL Agent from time to time.

PART B.

List of Initial Cash Flow Security Documents

1.	Security Agreement, dated as of July 3, 2014, among the Grantors and the Cash Flow Agent.

2.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors in favor of any Pari Cash Flow Debt Agent from time to time.

C-1